UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

QUEST RESOURCE HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36451	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6175 Main Street, Suite 420 Frisco, Texas		75034
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01.	Regulation FD Disclosure.

On October 20, 2014, we closed the exercise of the over-allotment option granted to the underwriters in connection with the previously announced public offering, which closed on September 24, 2014. The underwriters exercised the over-allotment option with respect to warrants to purchase 700,000 shares of our common stock at a price per warrant of $0.01. The warrants may be exercised for a period of five years at an exercise price of $2.50 per share. We intend to use the net proceeds from the exercise of the over-allotment option for general corporate purposes.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

The matters set forth in this Item 7.01, including statements regarding the expected use of the net proceeds from the exercise of the over-allotment option, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with market conditions, risks and uncertainties associated with our business and finances in general, and other risks detailed in our prospectus supplement and the accompanying prospectus filed with the SEC on September 19, 2014, our annual report on Form 10-K for the fiscal year ended December 31, 2013, and other filings with the SEC. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statement to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2014	QUEST RESOURCE HOLDING CORPORATION

	By:	/s/ Laurie L. Latham
	Name:	Laurie L. Latham
	Title:	Senior Vice President and Chief Financial Officer